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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
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         14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                          TENET HEALTHCARE CORPORATION
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                (Name of Registrant as Specified In Its Charter)


                               RICHARD B. SILVER
                         TENET HEALTHCARE CORPORATION
                               3820 STATE STREET
                        SANTA BARBARA, CALIFORNIA 93105
                                (805) 563-7000
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CONTACTS
Media      Harry Anderson      (805) 563-6816
Investors  Paul Russell        (805) 563-7188


     SANTA BARBARA, CALIF. - AUG. 21, 2000 - Tenet Healthcare Corporation (NYSE:
THC) today issued the following statement:

     "Tenet has received notice that M. Lee Pearce, M.D., of Miami Beach, Fla., filed documents with the Securities and Exchange Commission disclosing his intention to solicit proxies to elect himself and three associates to the Board of Directors at Tenet's annual shareholder meeting on Oct. 11. The filing represents that Dr. Pearce is the beneficial owner of 250,042 shares of Tenet common stock, or less than one-tenth of one percent of the approximately 315.7 million shares outstanding. According to the filing, his other nominees own no Tenet shares.

     "Tenet believes this action is unwarranted, particularly in light of the success of the company's operating strategy and its strong performance. Earnings per share from operations rose 10 percent in the latest fiscal year, cash flow reached a record high and debt was reduced by $787 million. Tenet's prospects are bright and the value of its shares has risen dramatically on the New York Stock Exchange during the past 12 months.

     "The company will soon communicate with its shareholders to supply accurate information in response to Dr. Pearce's filing and to urge them to support management's nominees to the Board. It will also supply background information on Dr. Pearce's history as a dissident shareholder. According to numerous press articles, he has acquired shares in companies and, through

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proxy contests, litigation and other means, extracted a premium on the sale of his shares that was not available to other shareholders."

     Tenet has engaged Georgeson Shareholder Communications Inc. to assist in solicitation of proxies for the annual meeting. Shareholders are encouraged to call Georgeson at (800) 223-2064 with any questions.

     Tenet Healthcare, through its subsidiaries, owns and operates 110 acute care hospitals with 26,939 beds and numerous related health care services. The company employs approximately 106,000 people serving communities in 17 states and services its hospitals from a Dallas-based operations center. Tenet's name reflects its core business philosophy: the importance of shared values among partners - including employees, physicians, insurers and communities - in providing a full spectrum of health care. Tenet can be found on the World Wide Web at WWW.TENETHEALTH.COM.

                                      # # #

     Certain statements in this release may constitute forward-looking statements. They are based on management's current expectations and could be affected by numerous factors and are subject to various risks and uncertainties. Certain of those risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K and quarterly reports on Form 10-Q. Do not rely on any forward-looking statement, as we cannot predict or control many of the factors that ultimately may affect our ability to achieve the results estimated. We make no promise to update any forward-looking statement, whether as a result of changes in underlying factors, new information, future events or otherwise.